Exhibit 99.2
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, News@vailresorts.com
Vail Resorts, Inc. Announces Commencement of Convertible Senior Notes Offering
BROOMFIELD, Colo. - December 14, 2020 - Vail Resorts, Inc. (NYSE: MTN) today announced its intention to offer, subject to market and other conditions, $500,000,000 aggregate principal amount of convertible senior notes due 2026 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Vail Resorts also expects to grant the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date Notes are first issued, up to an additional $75,000,000 principal amount of Notes.
The Notes will be senior, unsecured obligations of Vail Resorts, will accrue interest payable semi-annually in arrears and will mature on January 1, 2026, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their Notes in certain circumstances and during specified periods. Vail Resorts will settle conversions by paying cash and, if applicable, delivering shares of its common stock. The Notes will be redeemable, in whole or in part, for cash at Vail Resorts’ option at any time, and from time to time, on or after January 1, 2024 and on or before the 25th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Vail Resorts’ common stock exceeds 130% of the conversion price for a specified period of time. If Vail Resorts elects to redeem less than all of the Notes, at least $50.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the Notes will be determined at the pricing of the offering.
Vail Resorts intends to use the net proceeds from the offering for general corporate purposes.
The offer and sale of the Notes and any shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of common stock issuable upon conversion of the Notes, nor will there be any sale of the Notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.
About Vail Resorts
Vail Resorts, Inc. (“Vail Resorts”), through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate 37 world-class destination mountain resorts and regional ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN).
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the anticipated terms of the Notes being offered, the completion, timing and size of the proposed offering and the intended use of the proceeds. Forward-looking statements represent Vail Resorts’ current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Vail Resorts’ common stock and risks relating to Vail Resorts’ business, including those described in periodic reports that Vail Resorts files from time to time with the SEC. Vail Resorts may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the Notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Vail Resorts does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.